EXHIBIT 99.1

FOR IMMEDIATE RELEASE

AMERICAN SCIENCE AND ENGINEERING, INC.

REPORTS SECOND QUARTER FISCAL YEAR 2009 RESULTS AND
DECLARES QUARTERLY DIVIDEND

BILLERICA, Mass. – Nov. 10, 2008 – American Science and Engineering, Inc. (NASDAQ: ASEI) (AS&E®), a leading worldwide supplier of innovative X-ray inspection solutions, today reported its financial results for the second quarter of fiscal year 2009 ended September 30, 2008. The Company reported record revenues of $56,293,000 as compared with revenues of $37,627,000 for the second quarter of fiscal year 2008, net income of $7,361,000 as compared with net income of $4,515,000 for the second quarter of fiscal year 2008, and earnings per share of $0.83 as compared with earnings per share of $0.48 for the second quarter of fiscal year 2008. This represents a 50% increase in revenues and a $0.35 increase in earnings per share when compared to the second quarter of the prior fiscal year.

For the first six months of fiscal year 2009 ended September 30, 2008, the Company reported revenues of $95,787,000, which represents an increase of 17% as compared with revenues of $82,098,000 for the same period in the prior fiscal year, net income of $10,050,000 as compared with net income of $10,687,000 for the same period in the prior fiscal year, and net income per share of $1.13 for each of those periods.

The Company reported $93.5 million in bookings for the second quarter of fiscal year 2009 versus $55.6 million in the second quarter of the prior fiscal year. Backlog at September 30, 2008 increased 61% to a record $197 million as compared to the prior year.

“We are very pleased with our financial and operating results for the second quarter,” said Anthony Fabiano, AS&E’s President and CEO. “Revenue growth was outstanding at 50% with increased revenues across all primary business areas.  Our continued focus on strategic priorities has driven growth and improved operating income, resulting in a 63% increase in net income and greatly improved earnings per share.

“Bookings for the quarter increased 68% with $93.5 million in new orders reflecting the continued strength of our Z Backscatter Van™ (ZBV™) for force protection, counter-drug and anti-terrorism applications,” Fabiano said.  “Additionally, the on-going focus on international markets resulted in robust ZBV bookings for emerging sales territories. AS&E’s proprietary Z Backscatter continues to achieve market recognition as a premier technology to detect explosives, drugs and other contraband. Moreover, our Field Service business reported record bookings, reflecting our increased installed base and high level of customer satisfaction.

“AS&E reached a milestone this quarter as we celebrated our 50th anniversary in advancing X-ray technologies for security applications. Going forward, we remain confident in our abilities to execute our strategies to develop and innovate world-class security detection solutions in this rapidly evolving marketplace,” concluded Fabiano.

In accordance with the previously announced dividend program, the Company is declaring a quarterly cash dividend of $0.20 per share, payable on December 4, 2008 to the holders of record at the close of business on November 17, 2008.

As previously announced, Anthony Fabiano, President and CEO, and Ken Galaznik, Senior Vice President, CFO and Treasurer, will host the conference call on Monday, November 10, 2008 at 4:30 pm ET to discuss the results and respond to questions. To participate in the conference call, please dial 1-800-599-9829 at least 10 minutes prior to its starting time. For international participants, dial 1-617-847-8703. Please tell the operator the confirmation code: 64398321. You will be placed on hold until the conference call is ready to begin.

An audio replay of the teleconference will be available, in its entirety, starting Monday, November 10, 2008 at 6:30 p.m. ET for a 48-hour period by dialing 1-888-286-8010. Internationally, please dial 1-617-801-6888. The conference identification number is 12125895. The replay will also be available at www.as-e.com in the Investor Information section following the conference.

About AS&E®

American Science and Engineering, Inc. (AS&E) is the leading worldwide supplier of innovative X-ray inspection systems. With 50 years of experience in developing advanced X-ray security systems, the Company’s product line utilizes a combination of technologies, including patented Z Backscatter technology, Radioactive Threat Detection (RTD), high energy transmission and dual energy transmission X-ray. These technologies offer superior X-ray threat detection for plastic explosives, plastic weapons, liquid explosives, dirty bombs and nuclear devices. AS&E’s complete range of products include cargo inspection systems for port and border security, baggage screening systems for facility and aviation security, and personnel and passenger screening systems. AS&E systems protect high-threat facilities and help combat terrorism and trade fraud, drug smuggling, weapon smuggling, and illegal immigration and people smuggling. AS&E customers include leading government agencies, border authorities, military bases, airports and corporations worldwide, including the U.S. Department of Homeland Security (DHS), U.S. Department of Defense (DoD), U.S. Customs and Border Protection (CBP), North Atlantic Treaty Organization (NATO), HM Revenue & Customs (U.K.), Hong Kong Customs, and Abu Dhabi Customs. For more information on AS&E products and technologies, please visit www.as-e.com.

Contact:

Ken Galaznik, Senior Vice President, CFO and Treasurer

American Science and Engineering, Inc.

(978) 262-8700

Safe Harbor Statement

The foregoing press release contains statements concerning AS&E’s financial performance, markets and business operations that may be considered “forward-looking” under applicable securities laws. AS&E wishes to caution readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from those projected in the forward-looking statements contained herein include the following: significant reductions or delays in procurements of the Company’s systems by the United States and other governments; disruption in the supply of any source component incorporated into AS&E’s products and other factors which may cause delays in production and delivery schedules; litigation seeking to restrict the use of intellectual property used by the Company; potential product liability claims against the Company; failure of any of our products to meet performance requirements or to continue to operate reliably because of unexpected design flaws or manufacturing defects, global political trends and events which affect public perception of the threat presented by drugs, explosives and other contraband; global economic developments and the ability of governments and private organizations to fund purchases of the Company’s products to address such threats; and the potential insufficiency of Company resources, including human resources, capital, plant and equipment and management systems, to accommodate any future growth, and future delays in federal funding. These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in AS&E’s periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. AS&E undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time.

AMERICAN SCIENCE AND ENGINEERING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Quarter Ended		Six Months Ended
	September 30, 2008	September 30, 2007	September 30, 2008	September 30, 2007
Total net sales and contract revenues	$56,293	$37,627	$95,787	$82,098

Total cost of sales and contracts	33,766	23,549	58,731	50,619
Gross profit	22,527	14,078	37,056	31,479

Expenses:
Selling, general and administrative	7,394	5,851	15,093	12,334
Research and development	4,176	2,773	7,739	5,530
Total expenses	11,570	8,624	22,832	17,864

Operating income	10,957	5,454	14,224	13,615
Interest and other, net	544	1,599	1,479	3,473
Income before provision for income taxes	11,501	7,053	15,703	17,088
Provision for income taxes	4,140	2,538	5,653	6,401
Net income	$7,361	$4,515	$10,050	$10,687

Income per share - Basic	$0.85	$0.49	$1.16	$1.16
Income per share - Diluted	$0.83	$0.48	$1.13	$1.13

Weighted average shares - Basic	8,650	9,194	8,682	9,180
Weighted average shares - Diluted	8,893	9,461	8,901	9,425

The results of operations reported herein may not be indicative of future financial conditions or results of future operations.

AMERICAN SCIENCE AND ENGINEERING, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	September 30, 2008	March 31, 2008
Assets
Current assets:
Cash and cash equivalents	$53,046	$52,418
Restricted cash and investments	2,210	319
Short-term investments, at fair value	50,409	72,687
Accounts receivable, net	38,839	27,583
Inventories	41,853	40,107
Other current assets	13,223	12,506
Total current assets	199,580	205,620

Non-current assets:
Building, equipment and leasehold improvements, net	20,736	22,201
Restricted cash	16,401	2,204
Other assets	6,910	5,509
Total assets	$243,627	$235,534

Liabilities & Stockholders’ Equity
Current liabilities:
Accounts payable	$10,870	$12,660
Customer deposits	16,835	6,547
Deferred revenue	18,937	23,120
Other current liabilities	16,254	13,837
Total current liabilities	62,896	56,164

Non-current liabilities:
Lease financing liability	8,967	9,540
Other non-current liabilities	5,983	3,758
Total liabilities	77,846	69,462

Total stockholders’ equity	165,781	166,072
Total liabilities and stockholders’ equity	$243,627	$235,534

AMERICAN SCIENCE AND ENGINEERING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	For the six months ended
	September 30, 2008	September 30, 2007
Cash Flows from operating activities:
Net income	$10,050	$10,687
Adjustments to reconcile net income to net cash (used for) operating activities:
Depreciation and amortization	2,142	2,023
Provision for contracts, inventory and accounts receivable reserves	935	117
Amortization of bond discount	(336)	(1,110)
Deferred income taxes	(1,173)	(1,048)
Stock based compensation expense	2,238	2,668
Change in value of warrants	—	(11)

Changes in assets and liabilities:
Accounts receivable	(11,332)	2,461
Unbilled costs and fees	3,865	(7,226)
Inventories	(2,605)	(15,555)
Prepaid expenses and other assets	(4,810)	(839)
Accounts payable	(1,790)	857
Accrued income taxes	2,823	—
Customer deposits	10,288	(2,566)
Deferred revenue	(1,943)	1,458
Accrued expenses and other current liabilities	(56)	58
Sale of leased asset	116	—
Non-current liabilities	(15)	—
Net cash provided by (used for) operating activities	8,397	(8,026)

Cash flows from investing activities:
Purchase of short-term investments	(38,943)	(82,480)
Proceeds from maturities of short-term investments	61,250	73,025
Purchases of property and equipment	(793)	(1,885)
Issuance of note receivable	—	(250)
Net cash provided by (used for) investing activities	21,514	(11,590)

Cash flows from financing activities:
Decrease (increase) in restricted cash and investments	(16,088)	278
Proceeds from exercise of warrants	—	509
Proceeds from exercise of stock options	1,967	2,800
Repurchase of shares of common stock	(11,398)	(4,225)
Proceeds from financing of leasehold improvements	—	50
Repayment of leasehold financing	(565)	(774)
Payment of common stock dividend	(3,509)	(1,843)
Reduction of Income taxes paid due to the tax benefit from employee stock option expense	331	1,268
Net cash used for financing activities	(29,262)	(1,937)
Foreign currency translation effect on cash	(21)	6
Net increase (decrease) in cash and cash equivalents	628	(21,547)
Cash and cash equivalents at beginning of period	52,418	69,650
Cash and cash equivalents at end of period	$53,046	$48,103